Exhibit 99.2

HSBC FINANCE CORPORATION ANNOUNCES
EXPIRATION OF ITS CONCURRENT EXCHANGE OFFER

METTAWA, Ill -- November 30, 2010 – HSBC Finance Corporation (“HSBC Finance” or the “Company”) today announced the expiration of its private offer to exchange 6.676% Senior Subordinated Notes due January 15, 2021 (the “New Notes”) for any and all of its 7.625% Senior Notes due May 17, 2032 (the “7.625% Notes) and 7.35% Senior Notes due November 27, 2032 (the “7.35% Notes” and, together with the 7.625% Notes, the “Old Notes”) pursuant to its exchange offer announced on October 28, 2010 (the “Exchange Offer”).  The Exchange Offer, which commenced on October 28, 2010 expired at 8:00 a.m., New York City time, on November 30, 2010 (the “Expiration Date”).

On December 3, 2010, the Company expects to deliver an aggregate principal amount of approximately $775,818,000 of New Notes for the Old Notes accepted for exchange, plus accrued and unpaid interest on such Old Notes and cash in lieu of fractional portions of New Notes.

Based on the information provided by the exchange agent to the Company, the approximate principal amounts of each series of Old Notes that have been validly tendered for exchange as of the Expiration Date are presented in the table below.  All of the Old Notes validly tendered have been accepted for exchange by HSBC Finance.

Title of Series	CUSIP	Aggregate Principal Amount Outstanding	Approximate Aggregate Principal Amount Tendered as of Expiration Date
7.625% Notes	441812JZ8	$627,495,000	$530,620,000
7.35% Notes	441812KB9	$250,000,000	$222,738,000
TOTAL			$753,358,000

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in the offering memorandum dated October 28, 2010.  The Exchange Offer is only made, and copies of the offering documents will only be made available, to a holder of the Old Notes who has certified its status as (1) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), or (2) a person who is not a “U.S. person” as defined under Regulation S under the Securities Act (each, an “Eligible Holder”).

The New Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws.  Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  The Exchange Offer is not being made to, nor will HSBC Finance accept tenders of its Old Notes from, holders in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

This press release is not an offer to sell or a solicitation of an offer to buy any security.  The Exchange Offer is being made solely by the offering memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

Eligible Holders are urged to read the offering memorandum and related exchange offer materials.  A copy of the offering memorandum relating to the Exchange Offer and any information related thereto may be obtained by written request free of charge from the information agent, Global Bondholder Services Corporation, 65 Broadway – Suite 404, New York, New York 10006 at 212-430-3774 or 866-470-4300 (toll free).

Certain matters discussed in this press release may constitute forward-looking statements. In addition, HSBC Finance may make or approve certain statements in future filings with the Securities and Exchange Commission, in press releases, or oral or written presentations by representatives of HSBC Finance that are not statements of historical fact and may also constitute forward-looking statements. Words such as “may”, “will”, “should”, “would”, “could”, “appears”, “believe”, “intends”, “expects”, “estimates”, “targeted”, “plans”, “anticipates”, “goal” and similar expressions are intended to identify forward-looking statements but should not be considered as the only means through which these statements may be made. These matters or statements will relate to HSBC Finance’s future financial condition, economic forecast, results of operations, plans, objectives, performance or business developments and will involve known and unknown risks, uncertainties and other factors that may cause HSBC Finance’s actual results, performance or achievements to be materially different from that which was expressed or implied by such forward-looking statements. Forward-looking statements are based on HSBC Finance’s current views and assumptions and speak only as of the date they are made. HSBC Finance undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

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Media Inquiries to: Kate Durham at kate.p.durham@us.hsbc.com and via telephone to 224-544-3312.